UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDED FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 6, 2006

CELTIC CROSS, LTD.

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(Exact name of registrant as specified in its charter)

Nevada	33-123774	86-1098668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification No.)

6001 East Joan De Arc, Scottsdale, AZ 85254

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(Address of principal executive offices) (Postal Code)

Registrant's telephone number, including area code: (713) 243-8731

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appoint of Principal Officers

On July 6, 2006, John McLane was appointed the President, Chief Executive Office and a member of the Board of Directors.

John R. McLane is a multi-faceted individual that is currently the president and a principal of Mobius Asset Management, Inc., a Commodity Trading Advisor in Scottsdale, Arizona and Perfect Travel and Promotions, an Internet based on-line Travel Promotion Company with thousands of clients nationwide headquartered in Daytona Beach, Florida.

John graduated from Xavier University in 1974 having earned a Bachelor of Arts degree in Political Science.

There are no family relationships among directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers. There have been no transactions during the last two years, or proposed transactions, to which the Company was or is to be a party, in which Mr. McLane had or is to have a direct or indirect material interest.

On July 6, 2006, Howard Bouch resigned as President and Chief Executive Officer. He retains his position as a Director on the Board, and as Chief Financial Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2006 CELTIC CROSS, LTD.

/s/ John McLane

By: John McLane

President, CEO and Director